                                                                     EXHIBIT 4.4

                                 AMENDMENT NO. 1
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


     THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (the "AMENDMENT") is entered into effective as of December 12, 2005 (the "EFFECTIVE DATE"), by and among RAPTOR NETWORKS TECHNOLOGY, INC., a Colorado corporation (the "COMPANY"), and DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investment, Inc. (collectively, the "INVESTORS"). The Company and the Investors may collectively be referred to herein as the "PARTIES."

                                 R E C I T A L S

     A. The Company and the Investors are party to that certain Registration Rights Agreement, dated June 1, 2004 (the "AGREEMENT").

     B. The Parties entered into a letter agreement, dated August 8, 2005, and accepted and agreed to by the Investors on September 20, 2005, whereby the Parties agreed in principle to certain amendments to the Agreement, a copy of which letter agreement is attached hereto as EXHIBIT A (the "LETTER AGREEMENT").

     C. The Parties desire to formalize the amendments set forth in the Letter Agreement and amend the Agreement in the manner specifically set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Agreement.

     2. CERTAIN AMENDMENTS.

          (a) AMENDMENT TO SECTION 1. Section 1 of the Agreement is hereby amended as follows:

               (i) Section 1(a) defining "Effective Date" is hereby deleted in its entirety.

               (ii) Section 1(b) defining "Filing Deadline" is hereby deleted in its entirety.

               (iii) Section 1(f) defining "Registration Deadline" is hereby deleted in its entirety.


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               (iv) Section 1(g) defining "Registration Period" is hereby amended and restated in its entirety to read as follows:

               "(g) "REGISTRATION PERIOD" has the meaning set forth in paragraph 2(a) below;"

               (v) Section 1(f) defining "Registration Statement" is hereby amended and restated in its entirety to read as follows:

               "(h) "REGISTRATION STATEMENT" has the meaning set forth in paragraph 2(a) below; and"

               (vi) A Section 1(i) shall be added to the Agreement as follows:

               "(i) "COMMISSION" shall mean the Securities and Exchange Commission."

          (b) AMENDMENT TO SECTION 2. Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) REGISTRATION RIGHTS. Not later than 60 calendar days following the final closing of the Company's private placement pursuant to the Company's Private Placement Memorandum dated March 15, 2005, as amended, the Company shall file a registration statement (the "REGISTRATION STATEMENT") covering the public sale of Registrable Securities, and the Company will cause such Registrable Securities to be registered under the Securities Act of 1933, as amended (the "Securities Act") and continue to keep the Registration Statement effective until the earlier to occur of (i) the date on which all of the Registrable Securities have been publicly sold pursuant to either the Registration Statement or Rule 144 of the Securities Act ("Rule 144"), (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the holder of the Registrable Securities) may be immediately sold to the public under Rule 144(k) or any successor provision, or (iii) a period of two years from the date the Registration Statement is filed with the Commission (collectively, the "REGISTRATION PERIOD"). For every day that the Company is late in filing the Registration Statement beyond 60 days, the Company will issue to the Holders, on a pro rata basis, additional shares in whole share increments equal to 1% of shares purchased pursuant to the Securities Purchase Agreement."

               "(b) REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                    "(i) EFFECTIVENESS. Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the Registration Period; and"

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                    "(ii) AMENDMENT OR SUPPLEMENT TO REGISTRATION STATEMENT.
          Prepare and file as soon as reasonable with the Commission and promptly notify each Holder of the filing of such amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, the Company determines that any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or if the Company determines that an amendment to the registration statement or supplement to the prospectus is advisable before further sales of Registrable Securities should be made; provided that if the Board of Directors of the Company determines that amending the registration statement or supplementing the prospectus might be detrimental to the Company, then, notwithstanding this Section 2(c)(vi), the Company may defer such amendment or supplement for up to 120 days (an "ALLOWED DELAY"), provided that the Company shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period."

          (c) AMENDMENT TO SECTION 4. Section 4(k) of the Agreement is hereby deleted in its entirety.

          (d) AMENDMENT TO SECTION 8(C). The notice address for the Company set forth in Section 8(c) of the Agreement is hereby amended and restated as follows:

            IF TO THE COMPANY:        Raptor Networks Technology, Inc.
                                      1241 E. Dyer Road, Suite 150
                                      Santa Ana, California 92705
                                      Attn: Bob van Leyen

            WITH A COPY TO:           Rutan & Tucker, LLP
                                      611 Anton Blvd., 14th Floor
                                      Costa Mesa, California 92626
                                      Attn: Thomas J. Crane

     3. WAIVER OF PENALTIES. The Investors hereby agree to waive any and all payments and penalties they might otherwise have been entitled to pursuant to the Registration Default provisions of Section 2(c) of the original terms of the Agreement. All future penalties, if any, resulting from the Company's failure to timely file a Registration Statement pursuant to the amendment set forth in
SECTION 2(b) of this Amendment shall be calculated in accordance with SECTION 2(b) of this Amendment.

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     4. REGISTRATION OF OTHER SECURITIES. Notwithstanding anything to the contrary in the Agreement, the Investors hereby (i) agree that the Company may register in the Registration Statement any other of the Company's securities that the Company may, in the Company's sole discretion, deem necessary or desirable, including, without limitation, the registration for resale any of the Company's securities issued, or to be issued, pursuant to the Company's past, ongoing or any future private placement or similar offering of securities and
(ii) expressly waive any restrictions regarding the Company's filing of registration statements pursuant to Section 2(f) of the original terms of the Agreement (which Section 2(f) is deleted as a result of the amended and restated language to Section 2 of the Agreement set forth in SECTION 2(b) of this Amendment).

     5. NO OTHER MODIFICATIONS INTENDED. Except as specifically set forth herein, no other modification of the Agreement is intended or to be implied and the terms of the Agreement, except as modified herein, shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to
Registration Rights Agreement effective as of the date first above written.

COMPANY:                              RAPTOR NETWORKS TECHNOLOGY, INC.,
                                      a Colorado corporation


                                      By: /s/ Bob van Leyen
                                          --------------------------------------
                                          Bob van Leyen, Chief Financial Officer



INVESTORS:                            DMK Investments, LLC

                                      By: /s/ Albert Wong
                                          --------------------------------------
                                          Its: /s/ Manager



                                      Transglobal Investments, LLC

                                      By: /s/ Andrew Su
                                          --------------------------------------
                                          Its: Managing Member



                                      Uptrend Investment, Inc.

                                      By: /s/ Catherine Lee Chin
                                          --------------------------------------
                                          Its: Catherine Lee Chin (Pres.)


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